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Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-51169) of Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership, and

(2)	Registration Statement (Form S-3 No. 333-118223) of Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership

of our report dated August 25, 2006 with respect to the historical summary of gross revenue and direct operating expenses of the Cornerstone Acquisition Facilities, included in Sovran Acquisition Limited Partnership's Current Report on Form 8-K/A dated June 26, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Buffalo, New York
September 5, 2006